Exhibit 99.1

Contact: Rebecca Rainer

225-892-7316(cell)

rebecca@graham-group.com

MD Technologies Acquires Medical Group Services Inc.

Tampa-based Company to Handle Physician Receivables Management

BATON ROUGE, La. (Nov. 4, 2005) – MD Technologies Inc. (OTCBB: “MDTO.OB”), a leading healthcare practice management solutions provider, announces the acquisition of Medical Group Services Inc. (“MGSI”) of Tampa, Fla. MGSI will retain its name, management, staff and operations in Tampa, although MGSI will become a wholly owned subsidiary of MD Technologies Inc. The current MGSI owners and managers, Brina Cabrera and Anthony F. Maniscalco, will continue managing MGSI’s Tampa Operations and join the MD Technologies management team.

MGSI currently serves more than 300 clients in six states and employs 26 staff. The acquisition combines MGSI’s strengths in back office management with MD Technologies’ strengths in marketing and internet-based applications to better serve the two entities’ current and future customers.

In July, MD Technologies sold $5 million of convertible debentures to finance acquisitions like MGSI in the southeast region of the United States. “To make the most of our recent $5 million capital infusion, we knew that we had to partner with successful businesses with experienced and talented management teams like MGSI in order to grow the company and compete at the next level,” said Jose S. Canseco, Vice President of Mergers and Acquisitions. “This acquisition is the first step in making our company both profitable for our shareholders and more beneficial and attractive to new and existing customers.”

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Tampa acquisition announcement Page 2

MGSI offers comprehensive accounts receivable, practice management, and financial services to physician groups. MGSI manages the physicians’ back office by handling insurance claims, billing and collecting accounts receivable. MGSI’s medical billing services eliminate mundane and repetitive back office tasks for the physician. The physician is then free to better utilize her employees while stabilizing cash flow and increasing profitability.

“Our management team has been working together to help doctors focus on patients for more than ten years,” said Anthony F. Maniscalco, MGSI CEO. “Our alliance with MD Technologies will prove efficient for both companies and help us broaden our service offerings to our existing clients while growing these companies to serve even more physician groups.”

“With MSGI and particularly its strong, experienced management team, joining the MD Technologies team, we can now expand our billing and accounts receivable management business, so that doctors can focus on delivering healthcare to their patients, not paperwork,” added William D. Eglin, president and CEO. “Ultimately it’s a win-win for our shareholders and our customers.” Eglin added that, “Our Company’s goal is to leverage our strong healthcare technology experience with a potential partner’s strong operational experience. This acquisition accomplishes this goal perfectly.”

MD Technologies’ key product line is Medtopia Healthcare Information Systems, a suite of Internet-based business applications and services designed for the healthcare industry. The Medtopia suite includes Medtopia Manager, a practice management system for physician’s practices, Medtopia DMS, a paperless office solution, Medtopia EMR, an electronic medical record product, and Medtopia Expert, the company’s medical billing and accounts receivable service.

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Tampa partnership announcement Page 3

About MD Technologies, Inc.

MD Technologies Inc. (www.medtopia.com), headquartered in Baton Rouge, La., is a leading provider of practice management software solutions, and billing and accounts receivable management to small physician practices. MD Technologies’ key product line is Medtopia Healthcare Information Systems, a suite of Internet-based business applications and services designed for the healthcare industry. The Medtopia suite includes Medtopia Manager, a practice management system for physician’s practices, Medtopia EMR, an electronic medical record product, and Medtopia Expert, the company’s medical billing and accounts receivable service. Medtopia services a diverse client base, including several practices in south Louisiana, Mississippi, and Florida.

About Medical Group Services, Inc.

Medical Group Services, Inc. (MGSI) is a comprehensive accounts receivable, practice management, and financial services company dedicated to improving the profitability of today’s independent healthcare practices, based in Tampa, Florida. MGSI focuses on serving larger practices across six states. For more information on the company and its services log onto www.mgsionline.com.

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This news release may contain statements that may be considered “forward-looking statements” under the federal securities laws, including statements concerning the Company’s financial stability, its expectations of continued growth and profitability, and it plans for future growth. Forward-looking statements by their nature involve substantial uncertainty and there can be no assurance that actual results or events will not differ materially from those in the forward-looking statements.